Exhibit 10.2

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.  Double asterisks denote omissions.

FOURTH AMENDMENT
TO
COMPANION DIAGNOSTICS AGREEMENT

This Fourth Amendment (“Fourth Amendment”) shall be effective as of this 26 day of July, 2019 (“Amendment Effective Date”), by and between Epizyme, Inc., having a place of business at 400 Technology Square, 4th Floor, Cambridge, Massachusetts 02139, U.S.A. (“Epizyme”) and Eisai Co., Ltd., having a place of business at Koshikawa 4-6-10, Bunkyo-ku, Tokyo 112-8088, Japan (individually “Eisai” and collectively with Epizyme, “Pharmaceutical Partners”), on the one side, and Roche Molecular Systems, Inc., having a place of business at 4300 Hacienda Drive, Pleasanton, California 94588, U.S.A (“RMS”) and Roche Sequencing Solutions, Inc., having a place of business at 4300 Hacienda Drive, Pleasanton, California 94588, U.S.A (“RSS”), on the other side, as an amendment to the Companion Diagnostics Agreement dated 18 December 2012, as first amended on 31 May 2013, second amended on 16 November 2015 (the “Second Amendment”), and third amended on 7 March 2018 (the “Third Amendment”) (collectively, the “Agreement”).  Capitalized terms used in this Fourth Amendment and not defined in this Fourth Amendment shall have the meanings ascribed to them in the Agreement.

WHEREAS, RMS desires to assigns to RSS all rights and obligations of RMS under the Agreement due to a reorganization at Roche group;

WHEREAS, Pharmaceutical partners and RMS have agreed to the Project Plan attached to the Second Amendment as Attachment 1 and amended in the Third Amendment (the “Current Project Plan”);

WHEREAS, Pharmaceutical partners and RMS agree that Milestone [**] specified in the Current Project Plan and related payment should be divided into two milestones and payments [**];

NOW, THEREFORE, in consideration of the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which each Party acknowledges, the Parties hereby agree as follows:

1.

Assignment to RSS.  RMS hereby assigns the Agreement to RSS as of January 1, 2020 in accordance with Section 17.5 of the Agreement.  RSS hereby assumes all rights and obligations of RMS under the Agreement as January l, 2020.  Notwithstanding anything to the contrary in this Fourth Amendment, the Parties understand and agree that any RMS or RSS right or obligation under the Agreement prior to January l, 2020, shall belong to RMS, and on January 1, 2020, shall be assumed by RSS, regardless of whether such right or obligation is described in this Fourth Amendment as belonging to RMS or RSS.

2.

Confirmation of IP License.  Pursuant to that certain License Agreement dated [**] between [**] and Epizyme (“[**] License”), Epizyme licensed certain Technology (as defined in the [**] License) from [**].  The Parties hereby confirm that RSS’s license to Pharmaceutical Partners’ Background IP under Section 9.1 of the Agreement includes a sublicense to the Technology under the [**] License.

3.	Amendment of Project Plan

[**]

Milestone payments:

The milestone payment for [**], which is specified in the Payment Plan attached as Attachment 2 to the Second Amendment and will be paid to RMS until December 31, 2019 and to RSS thereafter) by Pharmaceutical Partners, is hereby amended and restated in its entirety as follows:

Epizyme shall be responsible for the following payments in the total amount of 1 million United States Dollars ($1,000,000).  RMS shall issue invoices in the accordance with the following Schedule:

MS#	Description	Amount
[**]	[**]	$500,000 (US$)
[**]	[**]	$500,000 (US.$)

[**].

4.	This Amendment is effective and shall become part of the Agreement as of the Amendment Effective Date.
5.	Except as provided herein, all other terms and conditions of the Agreement remain unchanged and in full force and effect.
6.

This Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  After facsimile or electronic transmission, the Parties agree to execute and exchange documents with original signature.

[Signature Page Follows]

The Parties have executed this Amendment, by their duly authorized representatives.

ROCHE MOLECULAR SYSTEMS, INC.		EPIZYME, INC.

By:	/s/ Kevin Marks	By:	/s/ Matthew E. Ros

Name:	Kevin Marks	Name:	Matthew E. Ros

Title	Vice-President	Title:	Chief Strategy & Business Officer

Date:	7/25/2019	Date:	7/25/19

ROCHE SEQUENCING SOLUTIONS, INC.		ESAI CO., LTD.

By:	/s/ Sushma Selvarajan	By:	/s/ Yasunobu Kai

Name:	Sushma Selvarajan	Name:	Yasunobu Kai

Title:	Lifecycle Leader	Title:	Chief Strategy Officer, Oncology Business Group

Roche Legal Approval

DocuSigned by:

Josa Gilson

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